Independent auditors' consent
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The board and shareholders
AXP Discovery Series, Inc.:
     AXP Core Bond Fund
     AXP Discovery Fund
     AXP Income Opportunities Fund
     AXP Limited Duration Bond Fund


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Auditors" in Part B of the Registration Statement.




/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    September 25, 2003